Exhibit 99.1

CTC MEDIA UPDATES FULL YEAR REVENUE GROWTH FORECAST AND REITERATES OIBDA MARGIN EXPECTATIONS

Moscow, Russia — September 12, 2011 — CTC Media, Inc. (“CTC Media” or “the Company”) (NASDAQ: CTCM), Russia’s leading independent media company, announces that the Company is revising its full year total revenues growth forecast for 2011 from approximately 20% growth year-on-year, to approximately 15% growth year-on-year, in ruble terms, when adjusting the 2010 revenues to exclude commissions payable to Video International for the direct sales of CTC Media’s advertising inventory in Russia in 2010.

The Company reiterates its OIBDA margin forecast of between 34% and 36% for the full year 2011, which is equivalent to between 38% and 40% under the terms of the advertising sales structure in place prior to 2011.

The updated revenue growth forecast primarily reflects the lower than anticipated audience share performance of the CTC channel, which has gradually become clear as the late summer season has unfolded, and the consequently lower advertising inventory levels anticipated for the full year.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia, with operations throughout Russia and elsewhere in the CIS. It operates three free-to-air television networks in Russia — CTC, Domashny and DTV — as well as Channel 31 in Kazakhstan and TV company in Moldova, with a combined potential audience of over 150 million people. The international pay-TV version of the CTC channel is available in North America, Israel and Germany. CTC Media also has its own TV content production capabilities through its subsidiary Story First Production. The Company’s common stock is traded on The NASDAQ Global Select Market under the symbol “CTCM”. For more information on CTC Media, please visit www.ctcmedia.ru.

For further information, please visit www.ctcmedia.ru or contact:

CTC Media, Inc.
Investor Relations

Ekaterina Ostrova

Tel: +7 495 783 3650

or Irina Klimova

Tel: +7 495 981 0740

ir@ctcmedia.ru

Media Relations

Victoria Bakaeva
Tel: +7 495 785 6347, ext 1210

or Anna Zvereva

Tel: +7 495 785 6347, ext 1212

pr@ctcmedia.ru

Caution Concerning Forward Looking Statements

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among others, statements regarding our forecast of the full year total operating revenues growth for 2011 calculated year-on-year in ruble terms, when adjusting the 2010 revenues to exclude commissions payable to Video International for the direct sales of CTC Media’s advertising inventory in Russia; our OIBDA margin forecast for the full year 2011; statements regarding lower than previously anticipated audience share performance of CTC channel and full year advertising inventory levels. These statements reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, the implementation of the Company’s own internal sales house structure; depreciation of the value of the Russian ruble compared to the US dollar; changes in the size of the Russian television advertising market; the Company’s ability to deliver audience share, particularly in primetime, to its advertisers; free-to-air television remaining a significant advertising forum in Russia; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s annual report on Form 10-K filed with the SEC on March 1, 2011 and its quarterly report on Form 10-Q filed with the SEC on August 5, 2011.

Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.